                                                                   EXHIBIT 23.1



                             ARTHUR ANDERSEN LLP



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated March 25, 1996 on the Hotel operations financial statements of GHI Hotel Investors 1985, L.P. It should be noted that we have not audited any financial statements of GHI Hotel Investors 1985, L.P. or the Hotel operations subsequent to December 31, 1995, or performed any audit procedures subsequent to the date of our report.



Arthur Andersen LLP



April 26, 1996,
  Phoenix, Arizona